UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 2, 2007

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York 14214
(Address of principal executive offices)

Registrant's telephone number, including area code:	(716) 961-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2007, Great Lakes Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Greater Buffalo Savings Bank ("GBSB"), entered into Employment Agreements with Andrew W. Dorn, Jr., President and Chief Executive Officer and Michael J. Rogers, Executive Vice President and Chief Financial Officer.  Also, on January 2, 2007, GBSB entered into an Employment Agreement with Lawrence Schiavi, Executive Vice President, Mortgage Banking Division.  The Employment Agreements (the "Agreements") did not change the positions or duties of the executives with the Company and GBSB.

Mr. Dorn has served as President and Chief Executive Officer of GBSB since it began operations in 1999 and Great Lakes Bancorp, Inc. ("Old Great Lakes") since its formation in 2003.  Mr. Dorn was appointed President and Chief Executive Officer of the Company, formerly Bay View Capital Corporation, when it merged with Old Great Lakes and changed its name to Great Lakes Bancorp, Inc. on May 1, 2006.

Mr. Rogers was appointed Executive Vice President and Chief Financial Officer of Old Great Lakes and GBSB when his employment commenced in March 2006 and was appointed to the same positions with the Company upon consummation of the aforementioned Bay View merger transaction on May 1, 2006.  Mr. Schiavi has served as Executive Vice President, Mortgage Banking Division of GBSB, since his employment commenced in July 2006.

Mr. Dorn's Agreement has a two-year term that automatically extends one day with each passing day so as to maintain a constant two-year term.  The Agreement provides for an initial annual base salary of $265,000, subject to annual increases at the discretion of the Boards of Directors of the Company and GBSB.  Mr. Dorn will receive an annual cash bonus pertaining to each of the first three years of the contract in an amount equal to 1% of 'Aggregated Net Earnings' of the Company, if such amount equals or exceeds the budgeted amount of such Aggregated Net Earnings for that year.

The Agreement also grants Mr. Dorn incentive stock options to purchase 20,000 shares of the Company's stock with such options vesting in equal installments of 4,000 on the first five anniversary dates of the Agreement.  In the event of a 'change of control,' all options granted under the Agreement become immediately vested and exercisable.  The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

Mr. Dorn is also entitled to the reimbursement of dues or similar fees for membership in a social club; the use of a Company-owned automobile; four weeks of vacation per year; and participation in GBSB's 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Dorn is terminated from employment 'without cause,' or voluntarily resigns from employment for 'good reason,' he will be entitled to:  (i) the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination, (ii) the continued payment of his then-current annual base salary for two years following the date of termination, and (iii) continuation of medical and life insurance coverage under then existing cost-sharing arrangements for two years following termination.  In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of  the remaining term of the options at that time or two years.

In the event Mr. Dorn is terminated from employment 'without cause,' or voluntarily resigns from employment for 'good reason,' as defined, and such event occurs within one year after a 'change in control,' he will be entitled to receive all of the payments and benefits summarized in the prior paragraph, with the exception that instead of receiving the payment of his base salary for two years, he will receive a lump-sum payment equal to two times the sum of his annual base salary and annual cash bonus then in effect.

In the event Mr. Dorn is terminated 'with cause,' or voluntarily resigns from employment without 'good reason,' or in the event of his death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

Mr. Rogers's Agreement has a two-year term that automatically extends one day with each passing day so as to maintain a constant two-year term.  The Agreement provides for an initial annual base salary of $252,000, subject to annual increases at the discretion of the Boards of Directors of the Company and GBSB.  Mr. Rogers will also be eligible to participate in any incentive bonus plans subsequently established by the Company.

The Agreement grants Mr. Rogers incentive stock options to purchase 25,000 shares of the Company's stock with such options vesting in equal installments of 5,000 shares on the first five anniversary dates of the Agreement.  In the event of a 'change of control,' all options granted under the Agreement become immediately vested and exercisable.  The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

In the event that Mr. Rogers exercises any or all of the stock options under the Agreement, he will also be entitled to a cash bonus equal to the aggregate exercise price of such options.  The cash bonus will be payable one year after the exercise of the options.

Mr. Rogers is also entitled to four weeks of vacation per year; and participation in GBSB's 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Rogers is terminated from employment 'without cause,' or voluntarily resigns from employment for 'good reason,' he will be entitled to:  (i) the payment of accrued base salary and a pro rata share of any annual cash bonus in effect through the date of termination, (ii) the continued payment of his then-current annual base salary for two years following the date of termination, and (iii) continuation of medical and life insurance coverage under then existing cost-sharing arrangements for two years following termination.  In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of  the remaining term of the options at that time or two years. The Company will also pay a cash bonus at that time equal to the aggregate exercise price of all unexercised stock options granted under the Agreement.

In the event Mr. Rogers is terminated from employment 'without cause,' or voluntarily resigns from employment for 'good reason,' and such event occurs within one year after a 'change in control,' he will be entitled to receive all of the payments and benefits summarized in the prior paragraph, with the exception that instead of receiving the payment of his base salary for two years, he will receive a lump-sum payment equal to two times the sum of his annual base salary and annual cash bonus then in effect.

In the event Mr. Rogers is terminated 'with cause,' or voluntarily resigns from employment without 'good reason,' or in the event of his death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of any annual cash bonus in effect through the date of termination; and payment of a cash bonus relating to the stock options equal to the aggregate exercise price of all vested and unexercised options granted under the Agreement.  Such vested and unexercised options will have an option term equal to the lesser of the remaining term of the options at that time or two years.  Termination under this provision after March 7th of any year will accelerate the vesting of the next installment of 5,000 options from the next anniversary date of the Agreement to the termination date.

Mr. Schiavi's Agreement has a three-year term ending December 31, 2009. The Agreement is renewable at the option of GBSB for additional one-year terms after the initial term, with 180 days written notice to Mr. Schiavi.  The Agreement provides for an initial annual base salary of $200,000, subject to annual increases at the discretion of the Board of Directors of GBSB.  Mr. Schiavi will receive an annual cash bonus in an amount equal to 5% of 'Pre-tax Profits' of the Mortgage Banking Division of GBSB.

The Agreement also grants Mr. Schiavi incentive stock options to purchase 15,000 shares of the Company's stock with such options vesting in equal installments of 3,000 shares on the anniversary dates of the Agreement.  In the event of a 'change of control,' all options granted under the Agreement become immediately vested and exercisable.  The stock options have a term of ten years from the grant date and an exercise price equal to the average of the high and low trading prices of the Company's stock during the day of grant (unless the market is closed, in which event the first trading day after the day of grant).

Mr. Schiavi is also entitled to four weeks of vacation per year; and participation in GBSB's 401(k) Plan and its health care, life insurance and other benefit programs generally provided to all employees.

In the event Mr. Schiavi is terminated from employment 'without cause,' as defined, or voluntarily resigns from employment for 'good reason,' as defined, he will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; and the continued payment of his then-current annual base salary for the longer of nine months or the remainder of the contract term or renewable contract term.  In addition, any unexercised stock options granted under the Agreement will become immediately vested and exercisable, with the option term equal to the lesser of  the remaining term of the options at that time or two years.  With respect to the vesting of stock options granted under the Agreement, a GBSB decision not to renew the Agreement at the end of the initial three-year term will be considered termination without cause, resulting in the vesting and exercisability of all options awarded under the Agreement.

In the event Mr. Schiavi is terminated 'with cause,' or voluntarily resigns from employment without 'good reason,' he will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination, and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

In the event Mr. Schiavi is terminated due to death or permanent disability, he or his estate will be entitled to the payment of accrued base salary and a pro rata share of the annual cash bonus through the date of termination; the continued payment of his then current base salary for nine months; and any vested and unexercised options granted under the Agreement will remain exercisable, with the option term equal to the lesser of the remaining term of the options at that time or two years.

All three Agreements contain various restrictive covenants relating to the protection of confidential information, non-disclosure, non-solicitation, and non-competition.  The Executives are held to non-compete provisions during the terms of the Agreements and for any period after termination during which the Executives receive payments from the Company or GBSB but, in any case, for a period of not less than six months after termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

January 4, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)